                                                                    Exhibit 10.2

                     SEVERANCE AND NONSOLICITATION AGREEMENT

         THIS AGREEMENT is made and entered into on this __ day of _______, 2002, by and between WCI COMMUNITIES, INC. ("WCI"), a Delaware corporation, and __________________ (the "Executive").

                                    RECITALS:

         A. Executive is a senior executive of WCI, and is an employee of WCI and/or one or more of it subsidiaries.

         B. Executive is not now a party to any employment agreement between him and WCI or any of its subsidiaries.

         C. WCI is involved in an initial public offering ("IPO") which may result in WCI becoming a public company.

         D. Irrespective of whether or not the IPO is completed, there may be other financings or transactions in the future which could result in a change in control of WCI.

         E. WCI would like to provide some assurance to Executive that if there is a change in control of WCI and within twelve months after such change in control, Executive's employment is terminated, Executive will receive certain severance payments, provided Executive does not solicit any employees of WCI or its subsidiaries.

         F. WCI and Executive have agreed that upon such termination, Executive will have an option to receive significant additional payments as compensation for his agreement not to compete with WCI and its subsidiaries, and not to work at all for any entity which has any activities which compete with WCI or any of its subsidiaries, which option and the agreement to not compete shall be solely at Executive's election.

         NOW, THEREFORE, IN CONSIDERATION of the recitals and the mutual agreements herein set forth, the parties agree as follows:

         1. Definitions. The following terms, which are used in this Agreement, are defined as follows:

                  a. "Base Salary" means the amount of Executive's base salary (without inclusion of any bonus) in effect immediately prior to a Change in Control.

                  b. "Cause" means: (i) any act of willful misconduct or dishonesty by Executive in the performance of his duties; (ii) any willful and persistent failure by Executive to attend to his duties; or
         (iii) any action by Executive which would constitute a violation of the provisions of this Agreement under the headings "Nonsolicitation" and "Confidentiality and Nondisclosure" if such actions occurred during the Restricted Period; or (iv) any action by Executive which would constitute a violation of the provisions of the Noncompete Addendum if such actions occurred during the Restricted Period and Executive had elected to execute the Noncompete Addendum; or (v)

Executive's conviction of (or pleading guilty or nolo contendere to) any felony, or of a criminal offense resulting in imprisonment, or of any misdemeanor involving theft, embezzlement, dishonesty or moral turpitude.

                  c.       "Change in Control" means:

                           (i) When any "person" as defined in Section 3(a)(9)
                  of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, (excluding any person (or "group" as defined in Section 13(d) of the Exchange Act) holding securities representing 50% or more of the combined voting power of WCI's outstanding securities as of the Effective Date (as such term is defined in the 1998 Stock Purchase and Option Plan for Key Employees of WCI Communities, Inc., as amended), excluding WCI, any Subsidiary and any employee benefit plan sponsored or maintained by WCI or any Subsidiary (including any trustee of such plan acting as trustee)), who directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of WCI representing 50% or more of the combined voting power of WCI's then outstanding securities (unless the event causing the 50% threshold to be crossed is an acquisition of securities directly from WCI); or

                           (ii) the shareholders of WCI shall approve any merger
                  or other business combination of WCI, sale of 50% or more of WCI's assets, liquidation or dissolution of WCI or combination of the foregoing transactions and a closing of the transaction shall have occurred (the "Transactions") other than a Transaction immediately following which the shareholders of WCI and any trustee or fiduciary of any WCI employee benefit plan immediately prior to the Transaction who collectively owned at least 50% of the voting power, directly or indirectly of WCI immediately prior to the Transaction own, immediately after the Transaction, at least 50% of the voting power, directly or indirectly, of (A) the surviving entity in any such merger or other business combination; (B) the purchaser of or successor to WCI's assets; (C) both the surviving entity and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving entity, purchaser or both the surviving entity and the purchaser, as the case may be; or

                           (iii) within any twelve month period, the persons who
                  were directors of WCI immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the board of directors of WCI or of any successor to WCI. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the board of directors of WCI by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

                  d. "Company" means WCI and each of its Subsidiaries.

                  e. "Good Reason" means, following a Change in Control: (i) any material reduction in Executive's salary below the level of Base Salary or (ii) any material adverse change in Executive's duties, title or responsibilities; provided, however, that Good Reason shall not be deemed to have occurred unless Executive gives WCI thirty (30) days written notice, and within such thirty (30) day period, the Company does not restore Executive's Base Salary or restore Executive to the prior position, in which event Good Reason shall be deemed to have occurred at the time of the giving of such written notice.

                  f. "Noncompete Addendum" means the Noncompete Addendum, as so titled, attached to this Agreement.

                  g. "Noncompete Compensation" means cash payments equal to twenty-four (24) months of Base Salary.

                  h. "Restricted Period" means a period of twelve (12) months which begins on the date of Termination and ends twelve (12) months after the date of Termination.

                  i. "Severance" means cash payments equal to twelve (12) months of Base Salary, payable monthly.

                  j. "Subsidiary" means each entity (including, without limitation, every corporation, partnership, limited partnership, limited liability company, trust and joint venture) in which WCI owns, or has the right to acquire, directly or indirectly, a controlling interest.

                  k. "Termination" means the termination of Executive's employment with the Company by the Company, other than for Cause, or the termination of such employment by Executive for Good Reason, in either case at any time within the twelve (12) months following a Change of Control.

                  l. "WCI" means WCI Communities, Inc., and any successor in connection with any restructuring of WCI Communities, Inc. which does not result in a Change in Control.

         2.       Severance

                  a. Basis for Payment. If, within twelve (12) months following a Change in Control, Executive's employment is terminated by Company, other than for Cause, or if within such twelve (12) month period, Executive terminates his employment with the Company for Good Reason, Executive will be entitled to receive Severance.

                  b. Payment of Severance. Severance will be paid by WCI in twelve (12) equal monthly installments. Severance shall terminate if, during the Restricted Period, Executive violates any of the provisions of this Agreement under the headings "Nonsolicitation" and "Confidentiality and Nondisclosure". Severance shall also terminate if Executive exercises his option to receive Noncompete Compensation under

         Section 3, and thereafter he violates any provision of the Noncompete Addendum. Termination of WCI's obligations to pay Severance under this
         Section 2.b shall not release Executive from his obligations under this Agreement (including the Noncompete Addendum, if executed).

         3.       Noncompete Compensation.

                  a. Executive's Option to Obtain Noncompete Compensation. In the event of a Termination within twelve (12) months following a Change in Control, Executive shall have an option to obtain Noncompete Compensation. Such option shall be exercised by Executive, if at all, within fourteen (14) days of Termination, by the execution by Executive of the Noncompete Addendum and the delivery by him to the Company of such executed copy of the Noncompete Addendum within such fourteen (14) day period. Noncompete Compensation shall be in addition to Severance. If Executive fails to execute and deliver the Noncompete Addendum within fourteen (14) days of Termination, then Executive's option to obtain Noncompete Compensation shall be void and of no force and effect.

                  b. Effectiveness of Noncompete Addendum. The Noncompete Addendum attached hereto shall have no force or effect unless a copy thereof is executed by Executive and delivered to WCI within the time period provided in Section 3.a. Upon execution by Executive of a copy of the Noncompete Addendum and delivery thereof to WCI within the time period provided, the Noncompete Addendum shall become a part of this Agreement, and the Agreement and the Noncompete Addendum shall be considered as one and the same document.

                  c. Payment of Noncompete Compensation. Noncompete Compensation will be paid by WCI in twenty-four (24) equal monthly installments, beginning in the month after the month in which the last monthly payment of Severance has been made. All payments of Noncompete Compensation shall terminate if, during the Restricted Period, Executive violates any of the provisions of this Agreement under the headings "Nonsolicitation" and "Confidentiality and Nondisclosure", or if Executive violates any of the provisions of the Noncompete Addendum. Termination of WCI's obligations to pay Noncompete Compensation under this Section 3.b shall not release Executive from his obligations under this Agreement (including the Noncompete Addendum).

         4.       Effect of Death or Disability.

                  a. During Employment. All of the obligations of WCI hereunder, including the obligation of WCI to pay Severance and Noncompete Compensation, will terminate upon a termination of employment as a result of death or disability.

                  b. During Restricted Period. In the event of the death of Executive during the Restricted Period, Severance shall terminate as of the date of death, and Executive or his personal representative shall be entitled to receive any payments of Severance accrued (on a per diem basis) but unpaid as of the date of death. If Executive exercised his option to receive Noncompete Compensation, then Executive or his personal representative shall be entitled to continue to receive a pro rata portion of Noncompete Compensation, based on the percentage of the Restricted Period which had elapsed between the date of Termination and the date of death. Such amounts shall continue to be paid on a monthly basis.

         5. Nonsolicitation. During the Restricted Period (and irrespective of whether Executive executes the Noncompete Addendum), Executive shall not solicit any person who was an employee of or consultant to the Company at any time within three (3) months prior to Termination to accept employment with Executive, with Executive's new employer, or with any other person or entity, or encourage any person to terminate his employment or consultant relationship with the Company, or assist any person or entity, including Executive's new employer, in identifying employees of or consultants to the Company to solicit for employment or consulting relationships, or in any way assist any person or entity, including Executive's new employer, in solicitation of any employee of or consultant to the Company, nor except with the prior written consent of WCI, shall Executive hire, or cause or permit any entity controlled directly or indirectly by Executive to hire, any person as an employee or consultant who was, at any time within three (3) months prior to Termination, an employee of the Company.

         6. Confidentiality and Nondisclosure. Executive agrees that he shall not use or disclose to third parties any confidential information of the Company. All files, records, documents, data and similar items relating to the Company, as well as all copies thereof, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall immediately be returned to the Company upon termination of Executive's employment. Executive's obligations under this section shall continue while he is an employee of the Company, and after termination of the employment so long as the Company derives value from such confidential information remaining confidential.

         7. Release. As a condition to the payment of Severance and as a condition to the payment of Noncompete Compensation, Executive will execute a complete release in the form of Exhibit A.

         8. Restrictions Reasonable. Executive acknowledges that the restrictions under the sections headed "Nonsolicitation" and "Confidentiality and Nondisclosure" are reasonable and necessary to protect the legitimate interests of WCI and do not cause Executive undue hardship.

         9. Equitable Relief. Executive hereby acknowledges and agrees that the Company and its goodwill would be irreparably injured by, and that damages at law are an insufficient remedy for, a breach or violation of the provisions of this Agreement, and agrees that the Company, in addition to other remedies available to it for such breach shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining Executive from any actual breach of the provisions hereof,, and that WCI's rights to such equitable relief shall be cumulative and in addition to any other rights or remedies to which WCI may be entitled.

         10. Fiduciary Obligations of Executive; Other Rights of the Company. The provisions of this Agreement, including the Noncompete Addendum, if applicable, are not intended to limit the fiduciary and other obligations of the Executive, if any, to the Company under applicable law, and in no event shall this Agreement, including the Noncompete Addendum, be interpreted to release or limit any of Executive's obligations to the Company provided by law.

                  11. Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be deemed to have been given: (a) on the day of receipt, if sent by overnight courier; (b) upon receipt, if given in person; (c) five days after being deposited in the mail, certified or registered mail, postage prepaid, and in any case addressed as follows:

         If to WCI:

                  Senior Vice President
                  Human Resources Department
                  24301 Walden Center Dr.
                  Bonita Springs, FL 34134

         If to the Executive:

                  -------------------------

                  -------------------------

                  -------------------------


         or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  12. Choice of Law; Venue. This Agreement is made and entered into in the State of Florida. All of the terms and provisions of this Agreement are governed by, and shall be interpreted in accordance with, the laws of the State of Florida. Each of the parties irrevocably consents to exclusive jurisdiction and venue in the Florida state courts located in Naples. Florida, and in the Federal district court which includes Naples, Florida.

                  13. Legal Fees and Expenses. The prevailing party in any litigation to enforce the terms of this Agreement shall be entitled to recover reasonable costs and expenses, including attorneys' fees.

                  14. Exclusive Agreement Regarding Severance. The provisions regarding severance in this Agreement are in lieu of any other severance policy of the Company which might otherwise be applicable to Executive.

                  15. Agreement Not Dependent on IPO. This Agreement is effective between Executive and the Company upon execution by both parties, and shall continue in effect whether or not the Company completes the IPO.

                  16. At-Will Employment. Executive understands and acknowledges that his employment with the Company is for an unspecified duration and constitutes "at-will" employment, unless he and the Company enter into a written employment agreement signed by the Chief Executive Officer of WCI. Executive acknowledges that, unless such an employment agreement is entered into, his employment relationship with the Company may be terminated at any time, with or without Cause at the option either of the Company or Executive, with or without notice.

                  17. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and to their successors, assigns and personal representatives.

                  18. Headings; References. The headings in this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof. All section references are to sections of this Agreement, unless otherwise specified. The terms "hereof" or "herein" or similar terms as used in this Agreement refer to this Agreement as a whole and not to any particular provision or part thereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

         EXECUTIVE                                   WCI COMMUNITIES, INC.

                                                     By:
                                                        -----------------------

         ---------------------                       Its:
                                                         -----------------------

                               NONCOMPETE ADDENDUM

This document is an addendum to that certain Severance and Nonsolicitation Agreement (the "Agreement"), dated as of __________, 2002, by and between WCI Communities, Inc., defined in the Agreement as "WCI", and the undersigned, defined in the Agreement as the "Executive".

                                    RECITALS

         A. This Noncompete Addendum is an attachment to the Agreement, and is for the purpose of permitting Executive to obtain compensation for agreeing not to compete with the Company in the event that Executive's employment with the Company is terminated by the Company without cause or is terminated by the Executive with good reason within twelve months of a change in control of WCI.

         B. Executive has the option to execute this Noncompete Addendum, and is not required to do so.

         C. If Executive had not elected to execute this Noncompete Addendum, then as of the date of the Agreement, Executive would not be bound by any agreement between him and the Company which would have prohibited or restricted him from competing with the Company.

         NOW, THEREFORE, Executive agrees as follows:

             1. Definitions.

                  a. "Prohibited Activity" means any activity, including, without limitation, acting as a developer or builder, which is competitive in any market with any activity or business conducted by the Company at the time of Termination, or which involves preparing to act as a developer or builder in a market in competition with the Company. For purposes of this definition, the Company will be considered to be engaged in a market or activity if: (i) the Company is, in fact, engaged in such activity or business within any market; or
         (ii) the Company is a party to any agreement which provides for the performance of obligations or the creation of rights which, if fully performed, would result in the Company being engaged in such activity or business in such market; or (iii) the Company reasonably intends to engage in such activity or business in such market and has taken steps in furtherance of that intention, as evidenced by the Company's written records, which may, but need not, include such things as the preparation of analyses, surveys, environmental studies, architectural and engineering work, renderings, marketing and other studies, budgets, pro-formas, and timetables and negotiation with third parties. For purposes of determining whether a builder or developer is preparing to act in a market in competition with the Company, such preparation shall be evidenced by any of the actions activities or evidence which are specified as demonstrating the Company's involvement or intent under clauses (ii) and (iii) of this Section 1(a). A market, for purposes of this definition, is any area in which a customer would reasonably consider products or services available or to be available from the Company and any other party as alternative choices. Advertising in a market, without any other activity in that market, shall not be considered competing in that market. A single market may include a number of geographic locations which are not contiguous or in the same county or state.

                  b. "Prohibited Party" means any person or entity which is, at any time during the Restricted Period, involved, directly or indirectly, in any Prohibited Activity, or which has a majority ownership interest in, or the right to acquire a majority ownership interest in, or controls, directly or indirectly, as a matter of legal right or in practical effect, any person or entity which is engaged in any Prohibited Activity.

                  c. Other terms used herein are defined in the Agreement.

         2. Effectiveness of Noncompete Addendum. This Noncompete Addendum shall have no force or effect unless a copy hereof is executed by Executive and delivered to WCI within the time period provided in the Agreement. Upon execution by Executive of a copy of this Noncompete Addendum and delivery hereof to WCI within the time period provide in the Agreement, this Noncompete Addendum shall become a part of the Agreement, and the Agreement and this Noncompete Addendum shall be considered as one and the same document.

         3. Noncompete. Executive agrees that during the Restricted Period: (a) he shall not engage in any Prohibited Activity; (b) he shall not become an employee, agent or representative of, independent contractor to, consultant to, shareholder, officer, director, member, partner, joint venturer or other equity owner of or lender to, any Prohibited Party; and (c) if he is an employee, agent or representative of, independent contractor to, consultant to, shareholder, officer, director, member, partner, joint venturer or other equity owner of or lender to, any entity or person who was not a Prohibited Party at the time Executive established such relationship, but subsequently becomes a Prohibited Party, Executive shall, within ten (10) days of the date that such entity or person becomes a Prohibited Party, terminate his position and relationship with the Prohibited Party; provided, however, that this provision shall not prohibit Executive from owning stock or other equity securities, solely as an investment, in any publicly traded entity, provided such ownership does not exceed two percent (2%) of the outstanding securities of such entity. The provisions of this Section 3 are intended to be an absolute bar to employment and other activities with any party who has operations or activities which constitute Prohibited Activities, and do not permit Executive to be involved with any such Prohibited Party in any capacity or in any geographical area, even if Executive's functions and activities were isolated and wholly concentrated in a market in which the Prohibited Party does not compete with the Company. By way of example and not limitation, Pulte Holmes, Inc. ("Pulte") is a Prohibited Party, because it competes with the Company in the Company's markets, and consequently, Executive could not work for Pulte or any of its subsidiaries or affiliates, even if his work was limited solely to a market (such as Arizona, as of the date of the Agreement) in which Pulte did not compete with the Company. By way of further example, if Executive became an employee of a builder or developer who was in a market not in competition with the Company (such as Arizona, as of the date of the Agreement), and such developer entered the Company's market in competition with the Company, or began preparation to enter such market, Executive would be required under this Noncompete Addendum to terminate his employment relationship with such developer within ten days of the earlier of the date that such developer entered the market or began preparation enter such market.

         4. Acknowledgement of Restrictions. By execution of this Noncompete Addendum, Executive acknowledges that the restrictions imposed on him are substantial, and may effectively prohibit him from working, during the Restricted Period, in the field of his experience and expertise. Executive has carefully considered the consequences of the execution of this Noncompete Addendum, has determined that WCI's agreement to pay Noncompete Compensation (which is two times Executive's Base Salary which Executive would have received for full time employment with the Company) is adequate compensation for such agreement and restrictions, and that such restrictions will not adversely affect Executive's opportunities in the future.

         5. Severability. It is mutually agreed and understood by the parties that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague, overly broad, unreasonable as to time, territory or otherwise, then WCI shall have the following options:

                  a. The Agreement (including this Noncompete Addendum) shall be amended retroactive to the date of its execution to include the terms and conditions which such court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, such court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that such covenants and agreements are enforceable; or

                  b. WCI may terminate the Agreement on a retroactive basis and Executive shall repay to WCI all of the amounts paid as Severance and Noncompete Compensation, if any, and neither party shall have any obligation to the other hereunder. WCI's rights under this Section 5.b may be exercised either before or after a determination by a court under Section 5.a.

In no event shall a determination by a court with respect to an agreement which is similar to or identical to this Agreement but is between the Company and someone other than Executive be a basis for WCI's termination of this Agreement; such right shall only apply if a court makes such determination with respect to this Agreement.

                                             Dated:                , 2002
                                                   ----------------

                                             WCI COMMUNITIES, INC.:

                                             By:
                                                 ---------------------------
                                             Its:
                                                  ---------------------------


                                             EXECUTIVE:

                                             ------------------------

                                    EXHIBIT A

                                 GENERAL RELEASE

         This General Release is given on this ___ day of __________, 2___, by ________________ ("Executive") to WCI Communities, Inc., a Delaware Corporation ("WCI") and to each entity (including, without limitation, every corporation, partnership, limited partnership, limited liability company, trust and joint venture) in which WCI owns, or has the right to acquire, directly or indirectly, a controlling interest (WCI and all of such other entities are collectively and individually referred to as the "Company").

                                   WITNESSETH:

         WHEREAS, Executive and WCI are parties to a Severance and Nonsolicitation Agreement, dated as of _______________, 2002 (the Agreement"), under which WCI is obligated to pay severance payments upon the occurrence of certain events, and under which Executive has an option to obtain additional payments for Executive's agreement not to compete with the Company; and

         WHEREAS, those events have occurred, and as a consequence, Executive is entitled to receive the severance payments, and may also be entitled to noncompete payments; and

         WHEREAS, it is a condition of the payment of severance that Executive release the Company from any obligation or liability to him.

         NOW, THEREFORE, IN CONSIDERATION of WCI's agreement to pay severance to Executive under the provisions of the Agreement:

         1.       General Release.

                  a. Executive hereby agrees not to sue or file any action, claim or lawsuit against the Company, pursue, seek to recover or recover any alleged damages, seek to obtain or obtain any other form of relief or remedy with respect to, and to take any action to cause the dismissal or withdrawal of, any lawsuit, action, claim or charge against the Company.

                  b. Executive hereby waives all claims and releases and forever discharges, the Company, and each of its officers, directors, stockholders and employees, from any and all claims, demands, actions, causes of action or liabilities for compensatory damages or any other relief or remedy, and from and against any and all obligations of any kind or nature whatsoever, whether known or unknown, fixed or contingent, liquidated or unliquidated, and whether arising from tort, statute, or contract, including, but not limited to:

                           (i) any claims arising under or pursuant to Title VII
                  of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, as amended, the Americans With Disabilities Act, the Rehabilitation Act, the Family and Medical Leave Act, the Occupational Safety & Health Act, the Executive Retirement Income Security Act of 1974, as amended, the Age

                  Discrimination in Employment Act, Executive Orders 11246 and 11375, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, any other state, federal, city, county or local statute, rule, regulation, ordinance or order, any claim for future consideration for employment with the Company; and

                           (ii) any claims for attorneys' fees and costs and any
                  employment rights or entitlement law; and

                           (iii) any claims for wrongful discharge, intentional
                  infliction of emotional distress, defamation, libel or slander, payment of wages, outrageous behavior, breach of contract or any duty allegedly owed to Executive, and any other theory of recovery.

         It is the intention of the parties to make this release as broad and as general as the law permits. Notwithstanding the foregoing, Executive does not release WCI from any obligation to Executive under the Agreement, or from any rights Executive may have solely in Executive's capacity as a holder of securities of WCI.

         2. Waiver of Right to Future Employment. Executive waives and has no right or entitlement to future employment with the Company.

         3. Acknowledgements of Executive.

                  a. Executive acknowledges that Executive has been advised to consult with an attorney, at Executive's own expense, prior to signing this Release.

                  b. Executive acknowledges that Executive has fully read this Release, understands the contents of this Release, and agrees to its terms and conditions of Executive's own free will, knowingly and voluntarily, and without any duress or coercion.

                  c. Executive understands that this is a FINAL GENERAL RELEASE, and that Executive can make no further claims against the Company having any connection with the events contained herein. Executive also understands that this Release precludes Executive from recovering any damages or other relief as a result of any lawsuit, grievance, charge or claim that may be brought on Executive's behalf and arising out of Executive's employment with the Company, or Executive's resignation or separation from employment with the Company. Executive does not release rights that may arise after the termination of Executive's employment with the Company.

                  d. Executive acknowledges that Executive is receiving adequate consideration for signing this Release.

                  e. Executive acknowledges that this Release is attached to the Agreement, that Executive received a copy of the Agreement, with this form of release attached on _____________, 2002, and that Executive has had more than twenty-one (21) days from the date he received this Release to consider whether to accept and sign it.

         4. Executive will have seven (7) days from the date Executive signs this Release to revoke Executive's acceptance of this Release. Executive acknowledges that until such seven (7) days shall have elapsed, no severance shall be payable by under the Agreement, that if Executive fails to sign this Release, the Company shall not have any obligation to pay severance or noncompete payments to Executive but Executive shall nevertheless remain bound by the terms of the Severance and Nonsolicitation Agreement.

         Dated:                    , 200           EXECUTIVE:
                 ----------------       --
                                                   -----------------------------